Exhibit 10.20

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDEMNT TO SUBLEASE (this “Amendment”) is made as of the 28th day of February 2014, but effective as August 9, 2013, by and between Hunter’s Glen/Ford, LTD (“Tenant”) and Hilltop Holdings Inc. (“Subtenant”). Each initially capitalized term used, but not otherwise defined herein, shall have the meanings assigned to it in the Sublease (hereinafter defined).

W I T N E S S E T H:

WHEREAS, Tenant and Subtenant are parties to that certain Sublease, dated as of December 1, 2012 (the “Sublease”); and

WHEREAS, Tenant and Subtenant desire to amend the Sublease to the extent provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                            Amendment to Sublease.

(a)                                 Section 1 of the Sublease is hereby deleted in its entirety and replaced with the following:

“1.                                 Demise and Description of Property.  Tenant hereby subleases to Subtenant 6,902 square feet of area (the “Subleased Premises”).  The Subleased Premises constitute a portion of the Leased Premises further described in the Lease.”

(b)                                 Section 2 of the Sublease is hereby deleted in its entirety and replaced with the following:

“2.                                 Term.  The term of this Sublease shall commence on December 1, 2012 (the “Commencement Date”), and shall terminate on July 31, 2018, or on such earlier date as the Lease may otherwise expire or terminate; provided that the Tenant shall give Subtenant written notice at least thirty (30) days prior to the expiration or termination of the Lease.”

(c)                                  Section 4(a) of the Sublease is hereby deleted in its entirety and replaced with the following:

“(a)                            Subtenant shall pay as annual base rental (the “Base Rental”) for the Subleased Premises an amount equal to the number of square feet contained in the Subleased Premises, multiplied by the Annual Basic Rental Rate Per Square Foot of Rentable Area for such period set forth in the Lease on an annual basis, and such amount shall be due and payable in equal monthly installments directly to Tenant in advance, on or before the first day of each calendar month during the term of this Sublease, except that the first month’s rental shall be due and payable directly to Tenant on the Commencement Date.  Subtenant also shall be responsible for any additional rent payable under the Lease with respect to the Subleased Premises.”

2.                                      Miscellaneous.

(a)                                 Effect of Amendment.  Each of Tenant and Subtenant hereby agree and acknowledge that, except as expressly provided in this Amendment, the Sublease remains in full force and effect and has not been modified or amended in any respect, it being the intention of each of Tenant and Subtenant that this Amendment and the Sublease be read, construed and interpreted as one and the same instrument.  To the extent that any conflict exists between this Amendment and the Sublease, the terms of this Amendment shall control and govern.

(b)                                 Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Amendment will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  For purposes of determining whether a party has signed this Amendment or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile or portable document format (pdf) copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

IN WITNESS WHEREOF, each of Tenant and Subtenant has executed this Amendment as of the day and year first above written.

TENANT:

ADDRESS:		Hunter’s Glen/Ford, LTD.

200 Crescent Court, Suite 1350		By:	/s/ Gary Shultz
Dallas TX 75201		Name:	Gary Shultz
Attn:	Vice President	Title:	Vice President

SUBTENANT:

ADDRESS:		Hilltop Holdings Inc.

200 Crescent Court, Suite 1330		By:	/s/ Corey Prestidge
Dallas, Texas 75201		Name:	Corey Prestidge
Attn:	General Counsel	Title:	General Counsel